                                                                  EXHIBIT 10.17

                               OPERATING AGREEMENT

      THIS OPERATING AGREEMENT (the "Agreement") is made and entered into as of July_____, 2001 by and among NARBITEC, L.L.C., a Florida limited liability company (the "Company"), and the members (individually, a "Member" and collectively, the "Members") listed on Schedule "A" hereto.

                                    RECITALS:

      WHEREAS, the parties hereto have formed the Company as a limited liability company under applicable Florida law; and

      WHEREAS, the parties hereto wish to enter into an agreement which will govern certain aspects of the operation and governance of the Company.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

              PARTIES, AUTHORIZATION AND PURPOSE OF THIS AGREEMENT

SECTION 1.1. FORMATION; TERM

      (a) The Members hereby acknowledge and agree that (i) the Company has been formed as a limited liability company under the Florida Limited Liability Company Act (Chapter 608 of the Florida Statutes) (the "Act"), and (ii) the rights, duties and obligations of the Members shall be as provided in the Act except as otherwise provided herein or in the Company's Articles of Organization (the "Articles of Organization"').

      (b) Upon the execution of this Agreement, each party listed on Schedule "A" hereto shall become a Member of the Company. Each Member's mailing address and Capital Contribution (each, a "Capital Contribution") made to the Company shall be listed on Schedule "A", which shall be amended from time to reflect updated or revised information.

      (c) No person may become a Member of the Company without first assenting to and signing a copy of this Agreement. Any act by the Company to offer or provide Member status, or to reflect that status in the Company's Required Records (as defined herein), shall automatically include the condition that the person becoming a Member must first execute this Agreement. The Company shall not accept a contribution from, or accord Member status to, any person who has not first executed this Agreement. The Company's acceptance of a contribution from a person who has not executed this Agreement does not waive that person's obligation to execute this Agreement,

      (d) The duration of the Company's existence shall be perpetual unless sooner terminated in accordance with the terms hereof.

      (e) No Transfer (as defined herein) of a Unit (as defined herein) is effective unless it complies with Article XI hereof and the assignee has consented to and executed a counterpart of this Agreement.

      (f)   This Agreement is made pursuant to Florida Statutes Section
608.423(1).

                                   ARTICLE II.

                                  DEFINITIONS

SECTION 2.1. DEFINITIONS

      For purposes of this Agreement, the following terms have the following meanings:

      (a) "APPROVAL" means the approval of the Members who hold a majority of the then outstanding Units (as defined herein) or a majority of the Managers (as defined herein), as applicable and as modified by other specific provisions of this Agreement

      (b) "BOARD OF MANAGERS" means the governing body of the Company which is composed of Managers (as defined herein).

      (c) "BONA FIDE OFFER" shall mean an offer in writing, signed by the offeror, who must be a person or entity financially capable of carrying out the terms of the offer, in a form legally enforceable against the offeror.

      (d)   "BRIGHTSTAR" shall mean Brightstar Corp., a Delaware corporation.

      (e) "CAPITAL ACCOUNT" means the account of any Member, maintained as provided in Section 7.2.

      (f) "CAPITAL INTEREST" means the right of any Member to be paid the amount in that Member's Capital Account.

      (g) "CODE" means the Internal Revenue Code of 1986, as amended, and any successor to that Code.

      (h)   "DEFAULT RULE" means a rule stated in the Act:

            (i) which structures, defines, or regulates the governance, operations or any other aspects of a limited liability company organized under the Act, and

            (ii) which applies except to the extent it is negated or modified through the provisions of a limited liability company's articles of organization or operating agreement.

      (i) "DISINTERESTED" means, with respect to a Member or Manager and with respect to a particular transaction, a Member or Manager who (i) is not a party to that transaction, (ii) has no material financial interest in any organization that is a party to that transaction, and (iii) is not related by blood or marriage to any person, who either is a party to that transaction or has a material financial interest in any organization that is a party to that transaction.

      (j) "DISSOLUTION" means the termination of the Company's legal existence.

      (k) "FISCAL YEAR" means the annual period for which the Company files its federal income tax return.

      (l)   "INITIAL MEMBERS" means Brightstar and Jaime Narea.

      (m) "MANAGER" means a person duly elected under Article VIII hereof to manage the business of the Company.

      (n)   "NAREA" shall mean Jaime Narea.

      (o)   "REQUIRED RECORDS" means those records that Florida Statutes Section
608.4101 requires the Company to maintain.

      (p)   "TRANSFER" shall have the meaning set forth in Section 11.1 hereof.

                                  ARTICLE III.

                          BACKGROUND OF THIS AGREEMENT

SECTION 3.1 BUSINESS

      The purpose of the Company shall be to engage in the management of market research, product design, product development, product field testing, product manufacturing, and commercialization of wireless products (the "Products") in Latin America and to engage in any and all activities incident to or in furtherance of any of the foregoing and to engage in any other activities approved by the Board of Managers in accordance with the terms of this Agreement and not otherwise specifically prohibited under the laws of the State of Florida. As of the date of this Agreement, the principal place of business of the Company is 2701 N.W. 107th Avenue, Miami, Florida 33172.

SECTION 3.2. INTENT OF THIS AGREEMENT

      The parties hereto have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization, operation and governance of the Company and its business. They wish to use rights created by applicable law to document that understanding and their interest. The parties hereto intend this Agreement will control the business and affairs of the Company, including, without limitation, the Company's governance structure, the Company's Dissolution, winding up and termination, relations among the Members and the relationship between the Members and the Managers.

SECTION 3.3. INVALIDITY AND UNREASONABLENESS OF EXPECTATIONS NOT INCLUDED IN
             THIS AGREEMENT

      (a) The Members fear the uncertainty and the potential for discord that would exist if the unstated expectation of any Member can be used to gain advantage through litigation.

      (b)   The Members therefore agree that:

            (i) it is unreasonable for any Member to have or rely on an expectation that is not reflected in this Agreement, the Articles of Organization or the Act;

            (ii) any Member who has or develops an expectation contrary to or in addition to this Agreement, the Articles of Organization or the Act has a duty to

                  (A)   immediately inform all other Members, and

                  (B) promptly attempt to have this Agreement amended to reflect the expectation;

            (iii) the failure of a Member who has or develops an expectation contrary to or in addition to the contents of this Agreement to obtain an amendment of this Agreement as provided in Section 3.3(b)(ii) is evidence that the expectation was not reasonable and estops that Member from asserting that expectation as a basis for any claim against the Company or any other Member.

SECTION 3.4. ADVICE OF COUNSEL

      Each Member hereby:

      (a) understands, agrees and acknowledges that this Agreement contains legally binding provisions, and

      (b) has either consulted their or its own lawyer or consciously decided not to consult their or its lawyer regarding this Agreement and such Member's rights and obligations hereunder.

                                   ARTICLE IV.

                      RELATIONSHIP OF THIS AGREEMENT TO THE
                     ACT AND TO THE ARTICLES OF ORGANIZATION

SECTION 4.1. RELATIONSHIP OF THIS AGREEMENT TO THE ACT

      To the extent allowed by applicable law:

      (a) if any provision of this Agreement conflicts with a Default Rule or other provision of applicable law, this Agreement shall control, and

      (b) if it is necessary to construe a Default Rule or other provision of applicable law in a certain manner in order to effectuate any provision of this Agreement, such Default Rule or other provision of applicable law shall be construed accordingly.

SECTION 4.2. CONFLICTS WITH ARTICLES OF ORGANIZATION

      If a provision of this Agreement differs from or conflicts with a provision of the Articles of Organization, then to the extent allowed by applicable law this Agreement shall control.

                                   ARTICLE V.

                          MEMBERSHIP AND CONTRIBUTIONS

SECTION 5.1. MEMBERS

      (a)   There shall be a single class of Members.

      (b) Additional Members of the Company may be admitted in accordance with the terms of this Agreement. The address of each additional Member shall be added to Schedule "A", which shall be amended by the addition of the address of each additional Member.

      (c) The Company shall be authorized to issue 10,000 membership units (the "Units"). The Units owned by each Member shall be as set forth on Schedule "A."

      (d) Except as otherwise provided herein, any Member shall have the right to voluntarily resign or otherwise withdraw from the Company without the Approval of the remaining Members.

      (e) Members shall have the powers and authority conferred upon them pursuant to the Act and this Agreement. Members shall have the right to attend all meetings of the Members.

      (f) Except as otherwise provided herein or by the Act, each Member shall be entitled to one vote for each Unit owned by the Member on all matters on which Members are entitled to vote or consent pursuant to the Act or this Agreement.

      (g) No Member in his or its capacity as a Member may bring a suit or action against the Company or against any other Member in the other Member's capacity as a Member for any reason except to obtain urgent judicial relief or to enforce an arbitration order under Article XX hereof.

SECTION 5.2. UNITS

      (a) Ownership rights in the Company are reflected by Units as recorded in the Required Records. Each Unit:

            (i) has equal governance rights with every other Unit and in matters subject to a vote of the Members has one vote (except as otherwise specifically provided herein); and

            (ii) except as otherwise specifically provided herein, each Unit has equal rights with every other Unit with respect to sharing of profits and losses and with respect to distributions.

      (b) The Company will issue certificates representing Units to all Members.

      (c) Each certificate representing Units shall contain the following legends and any other restrictive legends that the Board of Managers chooses to put on the certificates:

            "THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS DULY REGISTERED AND/OR QUALIFIED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED OFFER, SALE OR TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS

            THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AND AGREEMENTS CONTAINED IN, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, THE OPERATING AGREEMENT OF NARBITEC, L.L.C. (THE "COMPANY"). BY ACCEPTANCE OF THE INTERESTS EVIDENCED BY THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY ALL OF THE TERMS AND PROVISIONS OF SUCH OPERATING AGREEMENT AND ALL AMENDMENTS THERETO. COPIES OF THE OPERATING AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICE OF THE COMPANY"

SECTION 5.3. ISSUANCE OF UNITS

      (a) The Board of Managers shall determine the consideration for which the Company issues all Units; provided, however, that such consideration must be fair to the Company and in all cases must be adequate and reasonable. For each Member, the Required Records shall state the value and nature of the contribution received by the Company and the number of Units received in return by the Member.

      (b) No Member has any right to make additional contributions or obtain additional Units except in the sole discretion of the Board of Managers, and each Member specifically acknowledges and agrees that no such rights, including, without limitation, preemptive rights, are granted to any Member hereunder,

      (c) The Company may accept additional Capital Contributions and issue additional Units in the sole discretion of the Board of Managers.

      (d) Notwithstanding any other provision hereof, all new Members who are issued Units by the Company after the date of this Agreement must, as a condition precedent to such issuance, execute a counterpart of this Agreement.

SECTION 5.4.    MANDATORY ADDITIONAL CONTRIBUTIONS

      Except as otherwise provided in separate agreements or as provided in
Section 5.9 hereof, the Company has no right to require any Member to make additional contributions. This Section does not release any Member from any obligation or promise of future performance that the Company accepted as a contribution, including, without limitation, the Initial Members' obligation to make Capital Contributions as described in Section 5.9 hereof.

SECTION 5.5.    NO RIGHTS OF REDEMPTION OR RETURN OF CONTRIBUTION

      No Member has a right to have his Units redeemed or his contribution returned (prior to the Dissolution of the Company) without the Approval of the Board of Managers which may be withheld in the Board of Managers' sole discretion, even if that Member becomes a Dissociated Member prior to termination of the Company. The Company may not redeem any Units without the written consent of the Member who owns those Units.

SECTION 5.6.    ADVANCES

      If a Member lends or advances funds to the Company, the amount of such loans or advances shall not be treated as a Capital Contribution, but shall be a debt due from the Company to such Member to be repaid in accordance with the terms of such loan or advance.

SECTION 5.7.    NOT FOR BENEFIT OF CREDITORS

      The provisions of this Article V are not intended to be for the benefit of any creditor or other person to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members, and no such creditor or other person shall obtain any right under such provisions or shall by reason of any such provisions make any claim in respect of any debt, liability, obligation, or claim against the Company or any of the Members.

SECTION 5.8. FORMATION COSTS

      All costs and expenses incurred with respect to the formation of the Company shall be borne by the Company.

SECTION 5.9. INITIAL MEMBERS' CAPITAL CONTRIBUTIONS

      Each of the Initial Members hereby covenants and agrees to make the full Capital Contributions listed on Schedule "A" hereto.

                                   ARTICLE VI.

                       PROFITS, LOSSES AND DISTRIBUTIONS;
                          TRANSACTIONS WITH THE COMPANY

SECTION 6.1. ALLOCATION OF PROFITS AND LOSSES

      (a) Except as otherwise provided herein, the Company's profits and losses shall be allocated during each Fiscal Year according to the number of Units owned by a Member.

      (b) For any Unit not owned for the entire Fiscal Year, any such allocations shall be prorated for the time such Unit was owned during that Fiscal Year.

SECTION 6.2. DISTRIBUTIONS

      Subject to applicable law, cash distributions, if any, shall be made to the Members as determined by the Board of Managers, in its sole discretion. Notwithstanding the foregoing, it is the Company's intent that all amounts available for distribution under applicable law be distributed to the Members except for funds which are retained by the Company in the sole discretion of the Board of Managers for valid business purposes, including, without limitation, as working capital reserves; provided, however, that the Company shall distribute, on an annual basis, such amounts to the Members as necessary to enable the Member with the highest tax rate to pay all applicable taxes payable by the Member on the allocation to it of Company profits. The immediately preceding sentence shall in no manner be deemed to modify Section 6.3(a) below with respect to the allocation of distributions in accordance with the number of Units owned by the Members. Except as specifically provided in this Section 6.2 or elsewhere in this Agreement, no Member has a right to any distributions prior to the termination of the Company.

SECTION 6.3. ALLOCATION OF DISTRIBUTIONS

      (a) Distributions, if any, will be allocated according to the number of Units owned.

      (b) For any Unit not owned for the entire Fiscal Year, such allocation will be prorated for the time such Unit was owned during that Fiscal Year.

SECTION 6.4. DISTRIBUTIONS UPON DISSOLUTION OF THE COMPANY

      (a) At the Dissolution of the Company, subject to Article XII hereof and after the Company has satisfied or provided for the satisfaction of all the Company's debts and other obligations, the Company's assets will be distributed in cash to the Members whose interests have not been previously redeemed as follows:

            (i)   first, in discharge of their respective Capital Interests; and

            (ii)  then, in proportion to their Units.

      (b) If the Company lacks sufficient assets to make the distributions described in Section 6.4(a), the Company will make distributions in proportion to the amount in the respective Capital Interests of the Members whose interests have not been previously redeemed.

SECTION 6.5. DISTRIBUTIONS IN KIND

      (a) No Member has a right to any distribution in any form other than cash.

      (b)   The Company may not make a distribution in kind unless

            (i)   the Member receiving the in-kind distribution consents,

            (ii) all Members receive undivided interests in the same property, or

            (iii) all Members receive, in proportion to their rights to distribution, interests in substantially equivalent property.

SECTION 6.6. DISTRIBUTIONS SUBJECT TO SET-OFF BY THE COMPANY

      All distributions to be made to Members hereunder are subject to set-off by the Company (a) for any outstanding obligation of a Member to make a Capital Contribution to the Company; and (b) for any outstanding debt owed by a Member to the Company.

SECTION 6.7. OTHER TRANSACTIONS

      (a) With the Approval of the Board of Managers, the Company may borrow money from and enter into any other transactions with a Member who is not a Manager.

      (b) The Company may enter into transactions (including borrowing money) with a Manager, whether or not the Manager is a Member, with the written approval of a majority of the Disinterested Managers. To be valid, such approval must be based on all material information concerning both the proposed transaction and the Manager's relationship to the proposed transaction.

                                  ARTICLE VII.

                                   TAX MATTERS

SECTION 7.1. TAX CHARACTERIZATION AND RETURNS

      (a) It is the intent of the Members that the Company will be treated as a partnership (and not as a corporation) for federal and state tax purposes. All provisions of this Agreement and the Articles of Organization are to be construed to preserve that tax status.

      (b) Within ninety (90) days after the end of each Fiscal Year, the Members will cause to be delivered to each person who was a Member at any time during such Fiscal Year a

Schedule K-l and such other information as may be necessary for the preparation of each Member's federal or state income tax returns.

SECTION 7.2. CAPITAL ACCOUNTS

      The Company will establish a Capital Account for each Member and will maintain each Capital Account according to the following rules:

      (a) Maintenance. The Company will maintain the Capital Accounts in accordance with Treasury Regulations Section 1.704-l(b)(2)(iv).

      (b) Negative Capital Account and Qualified Income Offset. A Member shall not be liable to fund any deficit in that Member's Capital Account at any time. Notwithstanding any other provision of this Agreement, if a Member receives an adjustment, allocation, or distribution as described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-
1(b)(2)(ii)(d)(6), and such adjustment, allocation, or distribution results in a deficit balance in that Member's Capital Account, the Member will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance or the increase in the deficit balance as quickly as possible. It is intended that this subdivision will meet the requirements of a "qualified income offset" as defined in Treasury Regulations Section 1.704-1 (b)(2)(ii)(d), and this subdivision is to be interpreted and applied consistent with that intention.

      (c) Non-recourse Deductions. If a Member's Capital Account has a deficit balance at any time and the deficit or increase in deficit was caused by the allocation of non-recourse deductions as defined in Treasury Regulations Section 1.704-2(b), then beginning in the first taxable year of the Company in which there are non-recourse deductions or in which the Company makes a distribution of proceeds of a non-recourse liability that are allocable to an increase in minimum gain as defined in Treasury Regulations Section 1.704-2(d) and thereafter throughout the full term of the Company, the following rules shall apply:

            (i) Non-recourse deductions shall be allocated to the Members in a manner that is reasonably consistent with the allocations that have substantial economic effect as defined in Treasury Regulations Section 1.704-1 or some other significant item attributable to the property securing the non-recourse liabilities, if applicable; and

            (ii) If there is a net decrease in minimum gain for a taxable year, each Member will be allocated items of Company income and gain for that year equal to that Member's share of the net decrease in minimum gain as defined in Treasury Regulations Section 1.704-2(g)(2).

SECTION 7.3. ACCOUNTING DECISIONS

      (a) The Board of Managers shall make all decisions as to the Company's accounting matters.

      (b) The Board of Managers may, in their sole discretion, cause the Company to make any elections available under the Code.

SECTION 7.4. TAX MATTERS MEMBER

      The Board of Managers shall designate a Member to act on behalf of the Company as the "tax matters member" within the meaning of Section 6231(a)(7) of the Code.

                                  ARTICLE VIII.

                                   MANAGEMENT

SECTION 8.1. MANAGEMENT BY BOARD OF MANAGERS

      Except as otherwise provided in this Agreement or by any non-waivable provision of applicable law, the Board of Managers shall have full, exclusive charge and control over the management and operation of the affairs of the Company and the Company's business, and all decisions relating to the management and operation of the Company shall be made by the Board of Managers in its sole discretion. All decisions or other actions taken or made by the Board of Managers shall be binding on all of the Board of Members and the Company. The Board of Managers shall have all powers necessary to operate and conduct the business of the Company and to act on behalf of the Company in all matters relating to the business of the Company. The Board of Managers may delegate responsibility for the management of the Company to such Persons as the Board of Managers may from time to time select. Except as set forth below, all matters to be decided by the Board of Managers shall be by majority vote of the Managers. The following matters require the affirmative vote of all of the Managers of the
Company:

      (a)   The issuance of Membership Interest to any person or entity;

      (b) A change in the purposes of the Company and/or any decision to invest in, acquire, own, operate or manage any New Business (as defined herein). "New Business" means any business engaged in any business other than the purposes specifically set forth in this Agreement;

      (c) Any Corporate Transaction (as defined below). "Corporate Transaction" means any transaction (i) involving the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company; (ii) involving the consolidation of the Company with, or the merger or amalgamation of the Company with or into, any other entity or (c) involving the offer or sale of debt or equity securities or interests of the Company;

      (d)   The decision to change the fundamental structure of the Company;

      (e) The dissolution or liquidation of, or the filing of a petition under any bankruptcy or other insolvency law by, the Company, including a decision to distribute assets to any Member upon the dissolution or liquidation of the Company; and

      (f) The making of tax elections and other decisions affecting the tax treatment of a Member.

SECTION 8.2. APPOINTMENT AND REPLACEMENT OF MANAGERS

      The Board of Managers shall consist of three (3) Managers who shall be elected by the Members owning a majority of the Units in attendance at the annual meeting of the Members at which a quorum exists. The elected Managers shall serve until the earlier of: (a) their successors being duly elected and qualified; (b) their death, resignation or retirement; or (c) their removal by vote or written consent of those Members owning a majority of the Units. Notwithstanding the foregoing, for so long as: (i) Brightstar is a Member, each Member agrees to vote its Units for the election of one (1) Manager to be nominated by Brightstar, and (ii) Narea is a Member, each Member agrees to vote its Units for the election of one (1) Manager to be nominated by Narea, and
(iii) Brightstar and Narea are Members, each Member agrees to vote its Units for the election of (1) Manager to be mutually agreed upon by Brightstar and Narea. In the event of the death, resignation, retirement or removal of a Manager nominated by Brightstar, Narea or both, then the Member or Members nominating such Manager shall have the right to nominate such Manager's successor and the Members agree to vote their Units for the election of such nominee.

SECTION 8.3. OFFICERS

      The Board of Managers shall elect the officers of the Company, who shall serve at the direction and discretion of the Board of Managers; provided, however, that Narea shall be the initial President of the Company.

SECTION 8.4 MANAGER COMPENSATION.

      The Managers shall not receive any compensation to serve in their capacities as Managers; provided, however, that the compensation may be changed from time to time by an affirmative vote of Members (including the Manager, if a Member) entitled to vote thereon, and no Manager shall be prevented from receiving such compensation because such Manager also is a Member of the Company. In addition, each Manager shall be fully and entirely reimbursed by the Company for any and all reasonable out-of-pocket costs and expenses incurred by the Manager in connection with the management and supervision of the business of the Company and the performance of its duties hereunder.

SECTION 8.5 AUTHORITY AND LIABILITY OF MEMBERS.

      Except as otherwise provided herein, the Members shall take no part in the conduct or control of the Company business and shall have no right or authority to act for or bind the Company. Except as expressly set forth in the Act or this Agreement, the Members shall not be personally liable for any of the Company's losses, debts, obligations or liabilities beyond their respective Capital Accounts.

                                   ARTICLE IX

                                 MEMBER MEETINGS

SECTION 9.1. ACTS OF MEMBERS

      Except to the extent that applicable law, the Company's Articles of Organization, or this Agreement require otherwise, an act of the Members consists of either:

      (a) a vote of the holders of at least a majority of the then outstanding Units present at a properly called meeting of the Members, when a Members' Quorum (as defined herein) is present, pursuant to Section 9.8 hereof, or

      (b) written, action without a meeting, as provided in Section 9.9 hereof.

SECTION 9.2.    REQUIRED ANNUAL MEETING

      The Members will meet at least annually. The Board of Managers will give notice of this annual meeting, complying with Section 9.4 hereof.

SECTION 9.3. SPECIAL MEETINGS

      (a) A special meeting (a "Special Meeting") of the Members may be called for any purpose or purposes at any time by the Board of Managers or by any Member or Members owning at least a majority of the then outstanding Units.

      (b) For any Special Meeting not called by the Board of Managers, those persons who are demanding the Special Meeting must give written notice to the Chief Executive Officer or President of the Company specifying the purposes of such Special Meeting. Within thirty (30) days after the Chief Executive Officer or President receives a demand under this paragraph, the Managers must call a Special Meeting of the Members. If the Managers fail to call the Special Meeting as required by this paragraph, the person making the demand may, at the expense of the Company, call such Special Meeting by giving the notice described in
Section 9.4.

SECTION 9.4. NOTICE OF MEETINGS

      Written notice of each meeting of the Members, stating the date, time, and place and, in the case of a Special Meeting, the purpose or purposes, must be given to every Member at least ten (10) days and not more than sixty (60) days prior to the meeting. The business transacted at a Special Meeting is limited to the purposes stated in the notice of the meeting.

SECTION 9.5. LOCATION AND CONDUCT OF THE MEETINGS; ADJOURNMENTS

      (a) Each meeting of the Members shall be held at the Company's principal place of business or at some other suitable location as designated by the Board of Managers.

      (b) The Board of Managers will select a Member to chair each meeting of the Members.

      (c) Any meeting of the Members may be adjourned from time to time to another date and time and, subject to Section 9.5(a), to another place. If at the time of adjournment the person chairing the meeting announces the date, time, and place at which the meeting will be reconvened, it is not necessary to give any further notice of the reconvening.

SECTION 9.6. WAIVER OF NOTICE

      (a) A Member may waive notice of the date, time, place, and purpose or purposes of a meeting of Members. A waiver may be made before, at, or after the meeting, in writing, orally, or by attendance at such meeting.

      (b) Attendance by a Member at a meeting constitutes a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration, of the item at that meeting.

SECTION 9.7. PROXIES

      (a) A Member may cast or authorize the casting of a vote by filing a written appointment of a revocable proxy with any Manager at or before the meeting at which the appointment is to be effective. The Member may sign or authorize the written appointment by facsimile transmission stating, or submitted with information sufficient to determine, that the Member authorized the transmission; provided, however, that the Member must manually execute the original appointment document. Any copy, facsimile or other reproduction of the original of either the writing or the transmission may be used in lieu of the original, if it is a complete and legible reproduction of the entire original.

      (b)   A Member may not grant or appoint an irrevocable proxy.

SECTION 9.8. MEMBERS' QUORUM

      For any meeting of the Members, a quorum (a "Members' Quorum") shall consist of the Members who own at least a majority of the then-outstanding Units. A Members' Quorum must be present at all times during a meeting of the Members. The Members present may continue to transact business until adjournment, even though the departure of Members originally present leaves less than the proportion otherwise required for a Members' Quorum.

SECTION 9.9. ACTION WITHOUT A MEETING

      Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting by written consent signed by the Members who own the number of Units which would be required to take the same action at a meeting of the Members at which such Members were present. The written consent is effective when signed by Members owning the required number of Units, unless a different effective time is provided in the written action. The written consent may be signed in separate counterparts. When written action is taken by less than all Members, the Company will immediately notify "all Members of the action's text and effective date. Failure to provide such notice shall not invalidate the written action.

                                   ARTICLE X.

                                REQUIRED RECORDS

SECTION 10.1. CONTENTS AND LOCATION OF REQUIRED RECORDS

      The Company will maintain the Required Records at its principal place of business or at some other location chosen by the Board of Managers.

SECTION 10.2. ACCESS TO REQUIRED RECORDS

      (a) Upon at least thirty (30) days prior written notice to the Company, any Member may inspect and review the Required Records and may, at the Member's expense, cause the Company to make copies of such Required Records; provided, however, that prior to such inspection and review of any of the Required Records the Member must (i) demonstrate that his demand for such inspection is made in good faith and for a proper purpose, and (ii) describe with reasonable particularity his purpose and the Required Records he desires to inspect.

      (b) Any Member's access to the Required Records must take place during the Company's regular business hours. The Company may, in the Board of Managers' discretion, impose additional conditions and restrictions on a Member's access to the Required Records to the extent allowed by applicable law, including, without limitation, the prior execution of a confidentiality agreement.

                                   ARTICLE XI.

                               TRANSFERS OF UNITS

SECTION 11.1. RESTRICTIONS ON TRANSFERS

      (a) No Member shall voluntarily or involuntarily (whether by operation of law or otherwise) sell, assign, transfer, devise, encumber, pledge, give, devise, bequeath, hypothecate or otherwise dispose of ("Transfer") any or all of its Units now or hereafter legally or beneficially owned by a Member, except as otherwise specifically provided in this Agreement. Any Transfer of Units made by any Member shall be void unless otherwise specifically authorized by this Agreement. Notwithstanding the foregoing, any Member may Transfer its Units to a person who is also a Member at the time of such Transfer.

      (b) Any Transfer of Units shall be effective only to give the person to whom the Units were Transferred (the "Transferee") the right to receive the share of tax allocations and distributions to which the person transferring (the "Transferor") would otherwise be entitled. Except as otherwise provided herein, no Transferee of Units shall have the right to become a substituted Member unless approved by the Members who own at least a majority of the then outstanding Units (excluding the Units involved in the Transfer), and the Transferee agrees in writing to be bound by all the terms and conditions of this Agreement as then in effect. Unless and until a Transferee is admitted as a substituted Member, the Transferee shall have no right to exercise any of the powers, rights, and privileges of a Member under this Agreement.

      (c) No Member shall cause or permit to be created a lien or security interest which affects or might affect its Units, except with the Approval of the Board of Managers.

      (d) Each Member agrees not to Transfer all or any part of his Units (or take or omit any action, filing election, or other action, which could result in a deemed transfer) if such Transfer (either considered alone or in the aggregate with prior transfers by other Members) would result in the termination of the Company for federal income tax purposes. To enable the Members to identify Transfers which could result in such a termination, each Member covenants and agrees to inform the Board of Managers prior to any proposed Transfer (or deemed Transfer for purposes of the Code).

      (e) Each purported Transfer which does not comply with the provisions of this Article XI shall be void and of no effect, and shall not be given effect in the Company's corporate records.

SECTION 11.2 RIGHT OF FIRST REFUSAL.

      (a) If at any time any Member desires to sell all or any of its Units on a current or deferred basis pursuant to a bona fide offer from any person other than another Member (the "Non-Member Buyer"), then such Member (the "Seller") shall, if the Seller desires to accept such offer, deliver a written offer (the "Offer") to sell such Units (the "Offered Units") to the Company and the other Members (the "Other Members" and collectively with the Company, the "Purchasers") for the consideration and on the terms and conditions not less favorable to the Purchasers than those on which the Seller proposes to sell such Offered Units to the Non-Member Buyer. The Offer shall disclose the identity of the Non-Member Buyer, the Offered Units proposed to be sold, the total Units owned by the Seller, the material terms and conditions of the Offer (including price), and any other material facts relating to the proposed sale. The Offer shall further state that the Purchasers may acquire, in accordance with the provisions of this Agreement, all but not less than all of the Offered Units for the price and upon the other terms and conditions, including deferred payment (if applicable), as set forth therein.

      (b) Each of the Other Members shall have the absolute right to purchase that percentage of the Offered Units as shall be equal to the number of Offered Units multiplied by a fraction, the numerator of which shall be equal to the number of Units then owned by such Other Member and the denominator of which is the number of Units then owned by all of the Other Members. The Offered Interest that each Other Member is entitled to purchase under this Section 11.2(b) shall be referred to as his "Pro Rata Fraction".

      (c) The Other Members shall have a "right of oversubscription" such that if any Other Member fails to accept the Offer as to his Pro Rata Fraction, the remaining Other Members who have exercised their right to the Pro Rata Fraction of the Offer shall, among them, have the right to purchase up to the balance of the Offered Units not so purchased. Such right of oversubscription may be exercised by any such remaining Other Members by accepting the Offer as to more than his Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total Offered Units available in respect of such oversubscription privilege, the oversubscribing Other Members shall be reduced with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

      (d) If any Other Member desires to purchase all or any part of the Offered Units, such Other Member shall notify the Seller, in writing and within thirty (30) days of its receipt of the Offer, of its election to purchase all or any party of the Offered Units. Such notice shall, when taken in conjunction with, the Offer, constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Units (subject to the aforesaid limitations as to the right of an Other Member to purchase more than its Pro Rata Fraction).

      (e) If the Other Members do not purchase any, or purchase some but not all, of the Offered Units, then the Company shall have the option, exercisable within fifteen (15) days after the end of the thirty (30) day period following the date the Offer was delivered to all of the Other Members, to acquire all but not less than all of the Offered Units not otherwise acquired by the Other Members. If the Company desires to acquire such Offered Units, the Company shall communicate its election to the Seller in writing within the fifteen (15) day exercise period.

      (f) Unless otherwise mutually agreed upon by the parties, the closing of the purchase and sale of the Offered Units to be sold to Purchasers pursuant to this Section 11.2 shall be made at the offices of the Company on the forty fifth
(45th) day following the date the Offer was delivered to the purchasing Purchaser of such Units (or if such forty fifth (45th) day is not a business day, then on the next succeeding business day), At such closing., the purchase and sale of the Offered Units shall be effected by the Seller's delivery to each Purchaser of a certificate or certificates evidencing the Offered Units to be purchased, duly endorsed for transfer to such Purchaser, against payment to the Seller of the purchase price therefor by such Purchaser.

      (g) If the Purchasers do not purchase all of the Offered Units, then no Purchaser shall have any right to purchase any portion of the Offered Units and the Seller may, sell all, but not less than all, of the Offered Units to the Non-Member Buyer at any time within thirty (30) days after the earlier to occur of: (i) the closing date described in Section 11.2(f) above; (ii) the latest date on which the Purchasers deliver to the Seller notice that they will not purchase all of the Offered Units; or (iii) the latest date on which the Offer to the Purchasers has expired and the Purchasers have not exercised their right to purchase all of the Offered Units. Any such sale shall be to the Non-Member Buyer at not less than the price and upon other terms and conditions, if any, not more favorable to the Non-Member Buyer than those specified in the Offer. Any Offered Units not sold within such thirty (30) day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 11.2. As a condition to the sale of the Offered Units to the Non-Member Buyer, the Non-Member Buyer shall agree in writing to be bound by all of the provisions of this Agreement to the same extent as if the Non-Member Buyer was a party to this Agreement, including, without limitation, an acknowledgment that the Offered Units so sold shall continue to be subject to any of restrictions imposed by this Agreement

      (h) If the Non-Member Buyer's written offer (and the Seller's corresponding Offer to the Purchasers) provides for the payment of consideration other than cash (herein, "Unique Consideration"), then any Purchaser may, in its notice of exercise, in lieu of Unique Consideration, substitute cash consideration which shall be determined by mutual agreement of the Offerer and such Purchaser within forty (40) days after the Offerer's offer is made, or, failing such agreement, by arbitration in Miami-Dade County, Florida, as provided in Section 20.2 below. Any Purchaser's notice of exercise shall be sufficient if it states that such Purchaser shall pay cash consideration to be determined in accordance with this Section 11.2(h).

SECTION 11.3 FAILURE TO DELIVER UNITS.

      If a Member becomes obligated to sell any Units under this Agreement and fails to deliver such Units in accordance with the terms of this Agreement, the person entitled to acquire such Units may, at its option, in addition to all other remedies he may have, send to such Member the purchase price for such Units as is herein specified. Thereupon, the Company upon written notice to the
Member: (a) shall cancel on its books the certificate or certificates representing the Units to be sold; and (b) shall issue, in lieu thereof, in the name of such person entitled to acquire such Units, a new certificate or certificates representing such Units, and thereupon all of the Member's rights in and to such Units shall terminate.

SECTION 11.6 SUBSTITUTE MEMBERS.

      The assignee of a Unit shall have the right to become a substitute Member in the Company if (i) the assignor so provides in the instrument of assignment,
(ii) the assignee agrees in writing to be bound by the terms of this Agreement and the Articles of Organization, as amended to the date thereof, (iii) written consent to such assignment has been obtained from the other Members entitled to vote thereon, (iv) the assignee pays the reasonable costs incurred by the Company in preparing and recording any necessary amendments to this Agreement and the Articles of Organization, and (v) the assignor and assignee otherwise agree to be bound by the terms of the Act, and (vi) assignor and assignee shall perform such other acts as the Members deem reasonably necessary for the benefit of the Company.

SECTION 11.7 WITHDRAWAL OF A MEMBER

      (a) A Member shall withdraw from the Company upon the occurrence of one of the following events:

            (i) The Member dies (or, if the member is an entity, it incurs a dissolution or equivalent event);

            (ii) The Member incurs a physical or mental disability, whereby the member is unable to participate in the business and internal affairs of the Company for 180 consecutive days. Whether a Member has incurred a disability shall be determined by the Manager, in its sols discretion;

            (iii) The Member becomes bankrupt or insolvent;

            (iv) The member voluntary renounces its right to participate in the business and internal affairs of the company. A Member may resign as a Member of the Company by giving written notice of resignation to the other Members. The resignation shall be effective ninety days after all of the other Members have received the notice; or

            (v) The Member transfers all of the Member's Units to another Person, in accordance with the terms of this Agreement.

      (b) Except as provided in this Section 11.7(b) and as otherwise provided in this Agreement, a Member's withdrawal shall not entitle the Member to receive any distribution of Company profits or other assets or to receive any payment for the Member's Units. Notwithstanding the foregoing, upon withdrawal of a Member, the other Members of the Company shall have the right to: (i) dissolve the Company in accordance with Section 12 hereof; or (ii) repay to the withdrawing Member, within a reasonable time after withdrawal, the positive account balance, if any, in the withdrawing Member's Capital Account.

                                  ARTICLE XII.

                                   DISSOLUTION

SECTION 12.1. EVENTS OF DISSOLUTION

      Except as otherwise provided herein, the Company shall be dissolved and wound up upon the first to occur of one of the following events:

      (a)   The decision of the Board of Managers; or

      (b) The occurrence of any event that causes the Dissolution of the Company under the Act, unless the business of the Company is continued pursuant to Section 12.2 hereof.

SECTION 12.2. CONTINUATION OF BUSINESS

      As provided in the Articles of Organization, the death, dissolution, the adjudication of incompetency by a court of competent jurisdiction, or insolvency (whether voluntary or involuntary) of a Member (a "Dissociation Event") shall not result in the Dissolution of the Company, and the business and existence of the Company shall continue notwithstanding the occurrence of the Dissociation Event. Each party hereto hereby consents to and agrees that (a) the business and existence of the Company shall continue notwithstanding the occurrence of a Dissociation Event, and (b) it is their intent that the provisions of this Agreement, including, without limitation, the provisions of this Section 12.2, and the Articles satisfy all applicable requirements for continuation of the Company's business and existence upon the occurrence of a Dissociation Event, including, without limitation, the requirements of Florida Statutes Section 608.441.

SECTION 12.3. FAILURE TO CONTINUE THE BUSINESS OF THE COMPANY

      (a) If Dissolution of the Company occurs, then the Board of Managers shall wind up the affairs of the Company in accordance with applicable law.

      (b) After paying or providing for the payment of all Company debts, the proceeds of sale of the Company's assets shall be distributed to the Members in accordance with their Capital Accounts. If the Board of Managers determine that an immediate sale would be financially inadvisable, it may defer sale of the Company assets for a reasonable time, or distribute the assets in kind (after payment of or provision for all Company debts). If any assets are distributed in kind, then they shall be distributed on the basis of the fair market value thereof as determined by independent appraisal, and shall be deemed to have been sold at fair market value. Unless the Members otherwise agree, there shall be distributed to the Members, as tenants-in-common, undivided interests in the assets equal to the distributions to which they are entitled.

      (c) The Company shall terminate when all assets of the Company have been sold and/or distributed and all affairs of the Company have been wound up.

                                  ARTICLE XIII.

                                 INDEMNIFICATION

SECTION 13.1. DEFINITIONS

      For purposes of this Article XIII, the terms defined in this Section have the meanings given them.

      (a) "Official Capacity" means (i) with respect to a Manager, the position of Manager in the Company, (ii) with respect to a person other than a Manager, the elective or appointive office or position held by an officer, or the efforts undertaken by a Member of the Company who acts on behalf of and at the request of the Company, or the employment or agency relationship undertaken by an employee or agent of the Company, and (iii) with respect to a Manager, officer, employee, or agent of the Company who, while a Manager, officer, employee, or agent of the Company, is or was serving at the request of the Company or whose duties in that position involve or involved service as a manager, officer, partner, trustee, or agent of another organization or employee benefit plan, the position of that person as a Manager, officer, partner, trustee, employee, or agent, as the case may be of the other organization or employee benefit plan.

      (b) "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding regarding the Company or the persons acting on behalf of the Company.

      (c) "Special legal counsel" means counsel who has not represented the Company, a related company, or a Manager, officer, employee or agent whose indemnification is in issue.

SECTION 13.2. MANDATORY INDEMNIFICATION; STANDARD

      (a) The Company shall indemnify a person made or threatened to be made a party to a Proceeding by reason of the former or present Official Capacity of that person against judgments, penalties, fines, including, without limitation, excise taxes, settlements, and reasonable expenses, including attorney fees and disbursements, incurred by that person in connection with the Proceeding, if, with respect to the acts or omissions of the person complained of in the Proceeding, the person:

            (i) has not been indemnified by another organization or entity for the same judgments, penalties, fines,including, without limitation, excise taxes, settlements, and reasonable expenses, including attorney fees and disbursements, incurred by the person in connection with the Proceeding with respect to the same acts or omissions;

            (ii)  acted in good faith;

            (iii) received no improper personal benefit;

            (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

            (v) reasonably believed that the conduct was in the best interests of the Company, or that the conduct was not opposed to the best interests of the Company. If the person's acts or omissions complained of in the proceeding relate to conduct as a Manager, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the Company if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

      (b) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this
Section 13.2.

      (c) Subject to the standards contained in Section 13.2(a) hereof, to the extent permitted by applicable law, all Managers shall be released from liability and held harmless (as provided herein) for all damages and monetary relief resulting from or in connection with any act or omission arising out of or in connection with their Official Capacity.

SECTION 13.3. ADVANCES

      If a person is made or threatened to be made a party to a Proceeding based on that person's Official Capacity, the person is entitled, upon written request to the Company, to payment or reimbursement by the Company of reasonable expenses, including attorney fees and disbursements, incurred by the person in advance of the final disposition of the Proceeding

      (a) upon receipt by the Company of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in
Section 13.2 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Company, if it is ultimately determined that the criteria for indemnification have not been satisfied, and

      (b) after a determination that the facts men known to those making the determination would not preclude indemnification under this Article.

      The written undertaking required by paragraph (a) above is an unlimited general obligation of the person making it, but need not be secured and will be accepted without reference to financial ability to make the repayment.

SECTION 13.4. DETERMINATION OF ELIGIBILITY

      (a) All determinations as to whether indemnification of a person is required because the criteria stated in Section 13.2 have been satisfied and as to whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a Proceeding as provided in Section 13.3 will be made:

            (i)   by a majority of the Disinterested Managers;

            (ii) if a determination is not made under clause (i), by Special Legal Counsel, selected either by Approval of the Board of Managers or by a committee authorized by the Board of Managers;

            (iii) if a determination is not made under clauses (i) or (ii), by a majority of the Members, excluding the votes to be cast by Members who are parties to the Proceeding; or

            (iv)  if an adverse determination is made under clauses (i) through
(iii) or under Section 13.5(d), or if no determination is made under clauses (i) through (iii) or under Section 13.5(b) within sixty (60) days after the termination of a Proceeding or after a request for an advance of expenses, as the case may be, by a court in Florida, which may be the same court in which the Proceeding involving the person's liability is taking or has taken place, upon application of the person and any notice the court requires.

      (b) With respect to a person who is not, and was not at the time of the acts or omissions complained of in the Proceeding, a Manager, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company, the determination whether indemnification of this person is required because the criteria set forth in
Section 13.2 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a Proceeding as provided in Section 13.3 may be made by an appointed committee of the Board of Managers, if any, having at least one member who is a Manager. This committee shall report at least annually to the Board of Managers.

SECTION 13.5. INSURANCE

      The Company may purchase and maintain insurance on behalf of a person in that person's Official Capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would have been required to indemnify the Person against the liability under the provisions of this Article XIII.

SECTION 13.6. DISCRETIONARY INDEMNIFICATION OF OTHERS

      Nothing in this Article XIII shall limit the ability of the Board of Managers to cause the Company to indemnify any person or entity not described in this Article XIII pursuant to, and to the extent described in, an agreement authorized by the Approval of the Board of Managers.

                                  ARTICLE XIV.

                         REPRESENTATIONS AND WARRANTIES

SECTION 14.1. REPRESENTATIONS AND WARRANTIES OF MEMBERS

      Each Member, in the Member's capacity as a Member, represents and warrants to the Company and each other Member as follows:

      (a) If applicable, the Member is an entity in good standing and organized under the laws of its state of organization and its status is active;

      (b) The Member has the requisite authority to enter into this Agreement and to incur and perform its obligations under this Agreement in accordance with its terms. The Member is not prevented from doing so by order of any court or other governmental authority, by any agreement with a third party (including an employment agreement, non-competition agreement or nondisclosure agreement) or by any other cause. The execution, delivery, and performance by the Member of this Agreement has been authorized by all necessary action. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding agreement of the Member, enforceable against the Member in accordance with its terms.

      (c) In negotiating and entering into this Agreement, the Member has acted fairly and in good faith and has disclosed to the other Members all information reasonably likely to be relevant to them in determining whether to enter into this Agreement; and

      (d) Before signing this Agreement and accepting its terms, the Member has had a reasonable opportunity to consider the terms hereof and to review them with the Member's own independent attorney, accountant and other advisors.

SECTION 14.2. DUTY TO UPDATE

      If, after a Member signs this Agreement, the Member discovers that any of the above representations were materially incorrect when made or have become materially incorrect, the Member shall promptly so advise the Company and the other Members.

                                   ARTICLE XV.

                                  DUTY OF CARE

SECTION 15.1. DUTY OF CARE

      In participating in any matter (a "Company Matter") relating to the business or internal affairs of the Company, each Manager shall use his best efforts to further the interests of the Company.

SECTION 15.2. DUTY TO OBTAIN INFORMATION

      Before making any decision or taking any action in an Company Matter, Managers shall use their best efforts to obtain all relevant information.

SECTION 15.3. DUTY TO ACT WITHIN AUTHORITY.

      No Member shall act as an agent for the Company in any Company Matter except as authorized by this Agreement or by the Board of Managers.

                                  ARTICLE XVI.

                                DUTY OF LOYALTY

SECTION 16.1. DUTY OF LOYALTY

      In all Company Matters Mangers shall act solely for the benefit of the Company and not for their personal benefit.

SECTION 16.2. DUTIES WITH RESPECT TO COMPANY BUSINESS OPPORTUNITIES

      If a Manager learns (whether in the course of Company business or otherwise) of a business opportunity potentially of interest to the Company, the Manager shall promptly disclose the opportunity to the Company.

SECTION 16.3. DUTIES OF GOOD FAITH AND FAIR DEALING

      In all Company Matters, Managers shall act in good faith and shall deal fairly with the Company and with the Members.

SECTION 16.4. CONFLICTS OF INTEREST

      No contract or other transaction between the Company and any Manager or Member shall be void or voidable or in any way affected solely for this reason, or solely because such Member is present at or participates in the meeting which authorized the contract or transaction. Interested Members may be counted in determining the presence of a quorum at a meeting of the Members which authorized the contract or transaction. This Section 16.4 shall not be construed to impair, invalidate, or in any way affect any contract or other transaction which would otherwise be valid under the laws (common, statutory, or otherwise) applicable thereto.

                                  ARTICLE XVII.

                            DUTY OF CONFIDENTIALITY

SECTION 17.1. DUTY OF CONFIDENTIALITY

       Each Member:

      (a) Shall, at all times, maintain the confidentiality of Confidential Information (as defined in Section 17.2);

      (b) Except as required by law or regulation or by order of any regulatory body, shall not disclose Confidential Information to any third party without the Approval of the Board of Managers;

      (c) Shall use Confidential Information only for the benefit of the Company; and

      (d) Promptly after ceasing to be a Member, shall return to the Company all documents and other media containing Confidential Information.

SECTION 17.2. DEFINITION OF CONFIDENTIAL INFORMATION

      For purposes of this Agreement, "Confidential Information" means (i) the terms of this Agreement; provided, however, that a Member may disclose these terms on a confidential basis to the Member's professional advisers; and (ii) information relating to the Company, its Members and its business, investments and potential business and investments, including, without limitation, trade secrets, financial information, marketing and business plans, investment and management strategies, methods of providing services, practices, documentation, drawings, facilities, customers, policies, suppliers, pricing, customer lists and. leads, and other information and know-how that has actual or potential economic value to the Company because it is not generally known to others and is not readily ascertainable by them

SECTION 17.3. EXCEPTIONS TO DUTY OF CONFIDENTIALITY

      Section 17.1. shall not apply to information;

      (a)   Which enters the public domain through no fault of a Member;

      (b) The disclosure of which is required by final order of a court of competent jurisdiction; or

      (c) The disclosure of which is made on a confidential basis to an arbitrator in an arbitration under Article XX.

SECTION 17.4. BINDING EFFECT; TERMINATION

      This Article XVII shall bind each Member even after the Member ceases to be a member of the Company. Subject to any contrary arrangement with a third party, this Article XVII shall terminate upon the termination of the existence of the Company.

                                 ARTICLE XVIII.

                                    REMEDIES

SECTION 18.1. SPECIFIC ENFORCEMENT

      All breaches of this Agreement are subject to specific enforcement, without prejudice to the right to seek damages or other remedies.

SECTION 18.2. ATTORNEY'S FEES AND OTHER LITIGATION EXPENSES

      In any action involving the Company and a Member or a Manager, the prevailing party in such action shall be entitled to collect its attorney's fees and other costs and expenses of arbitration or litigation.

                                  ARTICLE XIX.

                                   AMENDMENTS

SECTION 19.1. REQUIREMENTS FOR AMENDMENT

      Any amendment to this Agreement or the Company's Articles of Organization shall require the Approval of the Board of Managers and the Members who own at least a majority of the then-outstanding Units.

                                   ARTICLE XX.

                               DISPUTE RESOLUTION

SECTION 20.1. DISPUTE RESOLUTION THROUGH AMICABLE DISCUSSIONS

      (a) The Members shall attempt to settle any and all claims, controversies and disputes arising from the execution of, or in connection with the performance of this Agreement, and the operation of the Company through amicable discussions between the Members. Such consultations shall be commenced by a written submission of the claim, controversy or dispute to the other Members, specifying the nature of the claim, controversy or dispute, presenting any facts or circumstances supporting the submitting Member's position that may assist the Members in resolving the dispute, and proposing the submitting Member's desired resolution of the claim, controversy or dispute. The Members shall then attempt to resolve the same to their mutual satisfaction within thirty (30) days of the date of such submission.

      (b) In the event no resolution can be reached through the amicable consultations described in Section 20.1 (a) at the end of the period set forth therein, then the Members shall engage a mediator, who shall be acceptable to all parties, within fifteen (15) days after the end of the period set forth in
Section 22.1 (a) to further attempt to resolve the claim, controversy or dispute through amicable discussions. Each Member shall be entitled to be accompanied at such meetings by a reasonable number of advisors selected by him.

SECTION 20.2. DISPUTE RESOLUTION THROUGH ARBITRATION

      (a) In case any claim, controversy or dispute which has been submitted for resolution pursuant to Section 20.1 has not been resolved at the end of the periods set forth therein, the submitting Member shall then be entitled to submit the claim, controversy or dispute to the American Arbitration Association for binding arbitration pursuant to the Rules of the American Arbitration Association provided that:

            (i) there shall be three (3) arbitrators chosen by the American Arbitration Association,

            (ii) the arbitration proceeding shall be held in Miami-Dade County, Florida,

            (iii) the substantive law of the State of Florida shall be applied to the interpretation, execution, performance and application of this Agreement and to the operation of the business,

            (iv) The Members further agree that the arbitration award shall be considered as a settlement of the dispute among them and all Members shall accept it as the binding resolution of such dispute. Accordingly, the arbitration award shall be final, binding and enforceable in accordance with its terms upon all of the Members, and a judgment upon the arbitration award may be entered in any court having jurisdiction. Any laws allowing, permitting or providing for judicial review de nova of such arbitration award are hereby waived by each of the Members hereto.

            (v) The costs and expenses of any such arbitration, including a reasonable allowance for attorneys' fees and expenses, shall be borne by the Company, or as otherwise specified in the arbitration award.

            (vi) Nothing in this Article XX, however, shall prevent any Member from obtaining injunctive or any other equitable relief in an action in any court having jurisdiction thereof.

SECTION 20.3. PENDENCY OF DISPUTE RESOLUTION PROCEEDINGS; SURVIVAL

      During the pendency of any dispute resolution proceeding pursuant to this
Article XX, this Agreement shall, subject to any right of termination, continue to be performed by all of the Members hereto, except for the matters giving rise to the claim, controversy or dispute. The provisions of this Article XX shall survive any expiration, termination, cancellation or non-renewal of this Agreement.

                                  ARTICLE XXI.

                                 MISCELLANEOUS

SECTION 21.1. GOVERNING LAW; VENUE

      This Agreement, and any question, dispute, or other matter related to or arising from this Agreement, shall be governed by the laws of the State of Florida. Subject to the provisions of Article XX hereof, any action or proceeding arising out of or in connection with this Agreement shall be brought in the applicable Federal or state court located in Miami-Dade County, Florida, and the parties hereto hereby waive any objection they may have to this choice of venue, including, without limitation, an objection based on the assertion that such venue constitutes an inconvenient forum.

SECTION 21.2. KEY MAN INSURANCE

      The Board of Managers may, in its sole discretion, cause the Company to purchase "key man" insurance for the benefit of the Company on any of the Company's Managers, Members or key employees.

SECTION 21.3. BINDING EFFECT

      This Agreement shall bind all Members and their respective distributees, successors, and permitted assigns and any other person claiming a right or benefit under or covered by this Agreement.

SECTION 21.4. SEVERABILITY

      If any provision of this Agreement is held to be illegal, invalid, or unenforceable:

      (a) that provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never been part of this Agreement;

      (b) the remaining provisions of this Agreement shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and

      (c) in the place of the illegal, invalid, or unenforceable provision, a legal, valid, and enforceable provision that is as similar to the illegal, invalid, or unenforceable provision as possible shall be inserted into this Agreement.

SECTION 21.5. COUNTERPARTS

      This Agreement may be executed in counterparts, each of which will be considered an original and all of which together will constitute one document. Proving the execution and contents of this document against a party may be done by producing any copy of this Agreement signed by that party.

SECTION 21.6. ADDITIONAL DOCUMENTS AND ACTS

      Each Member shall execute and deliver all additional documents and perform all such additional acts as may be necessary or appropriate in the sole discretion of the Board of Managers to effectuate and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated by this Agreement.

SECTION 21.7. RESTRICTED SECURITIES

      The Members acknowledge that their Units have not been registered under the Securities Act or under the securities laws of Florida or any other state, and that their Units may not be transferred except in transactions that are exempt under applicable federal and state securities laws or pursuant to effective registrations thereunder an in compliance with this Agreement. Each of the Members represents and warrants to the Company and to the other Members that it is acquiring the interests solely for his own account, and not with a view to, or for resale in connection with, any distribution thereof.

SECTION 21.8. PROTECTION OF LIMITED LIABILITY STATUS

      Each Member shall take all reasonable measures to protect the limited liability of the Members in their capacity as Members and Managers. These measures shall include the following:

      (a) causing the abbreviation "L.L.C." to appear after the name of the Company in all Company stationery, checks, business cards, invoices, advertisements and other media containing the name of the Company and likely to be read or heard by third parties.

      (b) The Company shall have its own books and accounts, which shall be maintained separately from those of each Member. For the term of the Company and for a period of four (4) years thereafter, the Members shall cause to be maintained and preserved all books of account and other relevant documents of the Company. The assets of the Company shall not be commingled with those of any Member. No Member shall borrow money or other assets from the Company or lend money or other assets to the Company except on the basis of reasonable documentation and arm's length terms. All Company funds will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Board of Managers.

SECTION 21.9. NOTICES

      All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex, fax and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, faxed or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, to the address of such party as indicated on Schedule "A". Each such notice shall be deemed delivered: (a) on the date delivered if by personal delivery; (b) on the date communicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, fax or other telegraphic method; and (d) on the date upon which, the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed. Any change its address must be made by giving written, notice of the change to the Company and to each Member.

SECTION 21.10 ENTIRE AGREEMENT.

      This Agreement constitutes the entire agreement among the Members with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, by or among the Members and the Company with respect to such subject matter. This Agreement may not be amended or modified in any way except by a written instrument executed by the Company and all of the Members.

SECTION 21.11 NO WAIVERS.

      The waiver of any party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate as, nor be construed to be, a waiver of any subsequent obligation to perform, breach or violation, and the waiver by any party hereto to exercise any right or remedy that he or it may possess shall not operate as, nor be construed to be, the waiver of such right or remedy by any other party or parties or a bar to the exercise of such right or remedy by such party or parties upon the occurrence of any subsequent obligation to perform, breach or violation.

SECTION 21.12 SPECIFIC PERFORMANCE.

      The Members acknowledge and agree that they would be irreparably harmed if the terms of this Agreement were not capable of being specifically enforced and that the remedies of specific performance and injunction may be sought and obtained independent of or concurrent with any other proceeding. Notwithstanding any provision to the contrary in this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings at law or in equity in any court of competent jurisdiction to enforce specific performance of this Agreement. The parties further agree that such equitable relief provided herein shall not in any way limit or deny any other remedy (legal or equitable) which a party might otherwise have. In addition, all parties to this Agreement hereby expressly waive any objection, in any such action, that the party seeking equitable relief has or may have an adequate remedy at law and hereby consent to any such equitable action.

SECTION 21.13 HEADINGS.

      The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

SECTION 21.14 PRONOUNS AND PLURALS.

      Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural and vice versa.

SECTION 21.15 SUBSEQUENT MEMBERS.

      Any person who becomes a Member of the Company after the execution of this Agreement shall be deemed to have consented hereto, and to be bound hereby as if it had actual notice of this Agreement at the time he acquired its Units.

SECTION 21.16 INDEPENDENT REPRESENTATION.

      Each party hereto acknowledges and agrees that Kirkpatrick & Lockhart LLP has represented the Company in connection with this Agreement. Each of the parties hereto acknowledges that Kirkpatrick & Lockhart LLP represents both the Company and Brightstar in unrelated matters and the parties hereto specifically waive any conflict as a result of such other representation and this Agreement. Each Shareholder specifically acknowledges and agrees that it has had the opportunity to seek independent counsel of its own choice in connection with this Agreement.

      IN WITNESS WHEREOF, this Operating Agreement has been duly executed on behalf of the parties hereto as of the date first above written.

                                         THE COMPANY:

                                         NARBITEC, L.L.C.

                                         By: /s/ Jaime Narea
                                             -----------------------------
                                         Name:   Jaime Narea
                                         Its:    President

                                         MEMBERS:

                                         BRIGHTSTAR CORP.

                                         By:  /s/ Marcelo Claure
                                              ----------------------------
                                         Name:    Marcelo Claure
                                         Its:     President and CEO

                                                /s/ Jaime Narea
                                                --------------------------
                                                    Jaime Narea

                                   SCHEDULE A

                       LIST OF MEMBERS AS OF JULY  , 2001

NAME AND ADDRESS           CAPITAL CONTRIBUTION    UNITS   PERCENTAGE INTEREST
----------------           --------------------    -----   -------------------
Brightstar Corp.                 $60,000            500           50%
2701 N.W. 107th Avenue
Miami, Florida 33172
Attn: Marcelo Claure

Jaime Narea                      $60,000            500           50%
7411 W. Cypress Head Dr.
Parkland, Florida 33067